U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2023
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.
On April 13, 2023, Advanced Emissions Solutions, Inc. (the "Company"), a Delaware corporation, entered into the Sixth Amendment to Tax Asset Protection Plan (the "Sixth Amendment") between the Company and Computershare Trust Company, N.A. (the "Rights Agent") that amends the Tax Asset Protection Plan dated May 5, 2017, as amended (the "TAPP") between the Company and the Rights Agent.
The Sixth Amendment amends the definition of "Final Expiration Date" under the TAPP to extend the duration of the TAPP and makes associated changes in connection therewith. Pursuant to the Sixth Amendment, the Final Expiration Date shall be the close of business on the earlier of (i) December 31, 2024 or (ii) December 31, 2023 if stockholder approval has not been obtained prior to such date.
The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, attached hereto as Exhibit 4.7 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
See the description set out under "Item 1.01 - Entry into a Material Definitive Agreement," which is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 11, 2023, Taylor Simonton resigned from his position as a member of the Company's Board of Directors (the "Board") effective as of 8 am (Mountain Time) on the date of the Company's 2023 Annual Meeting of Stockholders ("Resignation Effective Time"). Mr. Simonton's resignation was not the result of any disagreements with the Company on any matters relating to the Company's operations, policies or practices. Mr. Simonton served on the Board since May 21, 2014.
On April 11, 2023, the Board appointed Laurie Bergman to the Board, effective immediately following the Resignation Effective Time (the "Appointment Time") to fill the vacancy created by Mr. Simonton's resignation from the Board. Ms. Bergman will stand for election by the Company's stockholders at the Company's 2023 Annual Meeting of Stockholders. Ms. Bergman has been appointed to serve as chair of the Audit Committee and member of the Nominating and Governance Committee of the Board, effective as of the Appointment Time.
Ms. Bergman has extensive financial and executive leadership expertise, including serving as the Chief Financial Officer of Liquid Environmental Solutions since June 2021. Prior to that, Ms. Bergman served as Vice President, Chief Accounting Officer and Corporate Controller of UGI Corporation (February 2019 to June 2021). She previously served as the Chief Accounting Officer and Corporate Controller of AmeriGas Propane, Inc. (2016 to 2019) and as its Group Director – Financial Planning and Operations (2014 to 2016). Ms. Bergman currently serves as a director and a member of the Audit Committee of QNB Corporation (OTC Bulletin Board: QNBC) since 2020 as well as a director of Institute of Management Accountants since 2020.
Ms. Bergman has no family relationships with any other officer or director of the Company and there are no transactions involving Ms. Bergman and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Bergman and any other person pursuant to which she was selected to serve as directors. Ms. Bergman will participate in the Company's standard compensation program for non-employees directors, as determined by the Board from time to time and disclosed in the Company's proxy statement filed with the Securities and Exchange Commission on March 22, 2022.
On April 14, 2023, the Company issued a press release announcing Ms. Bergman’s appointment to the Board, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.7	Sixth Amendment to Tax Asset Protection Plan dated as of April 13, 2023, by and between the Company and Computershare Trust Company, N.A., as rights agent.
99.1	Press release dated April 14, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Chief Executive Officer

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